Information contained herein is subject to completion or amendment. A Registration Statement on Form 10 relating to these securities has been filed with the U.S. Securities and Exchange Commission under the U.S. Securities Exchange Act of 1934, as amended.

PRELIMINARY AND SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2015

INFORMATION STATEMENT

CEN Biotech, Inc.

 This information statement is being furnished in connection with the distribution by Creative Edge Nutrition, Inc. ("Creative") to its shareholders of all of the outstanding shares of common stock of CEN Biotech, Inc. (“CEN”), a subsidiary of Creative that will hold all of the assets and liabilities associated with Creative's specialty pharmaceutical business. To implement the distribution, Creative will distribute all of the shares of CEN common stock on a pro rata basis to the Creative shareholders in a manner that is intended to be tax-free for U.S. federal income tax purposes.

 For every700 shares of Creative common stock held of record by you as of the close of business on November 30, 2015, the record date for the distribution, you will receive one share of CEN common stock. No fractional shares of CEN will be issued. As discussed under The Separation and Distribution—Trading Between the Record Date and Distribution Date, if you sell your Creative common shares in the "regular-way" after the record date and before the distribution, you also will be selling your right to receive shares of CEN common stock in connection with the separation. CEN expects the shares of CEN common stock to be distributed by Creative to you in the month following November 30, 2015. CEN refers to the date of the distribution of the CEN common stock as the "distribution date."

 No vote of Creative shareholders is required for the distribution. Therefore, you are not being asked for a proxy, and you are requested not to send a proxy to Creative, in connection with the distribution. You do not need to pay any consideration, exchange or surrender your existing Creative common shares or take any other action to receive your shares of CEN common stock.

There is no current trading market for CEN common stock. A market maker has agreed to file an application with FINRA on CEN’s behalf so as to be able to quote the shares of CEN’s common stock on the OTCQB maintained by FINRA. If CEN becomes able to have its shares of common stock quoted on the OTCQB, CEN will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit its shares to trade electronically. CEN plans on applying for listing on the NYSE MKT upon obtaining DTC eligibility. No assurances can be given as to the likelihood of CEN being successful in any or all of these efforts.

In reviewing this information statement, you should carefully consider the matters described under the caption "Risk Factors" beginning on page 12.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this information statement is September 14, 2015.

This information statement was first mailed to Creative shareholders on or about September __, 2015.

TABLE OF CONTENTS

QUESTIONS ASWERS ABOUT THE SEPARATION AND DISTRIBUTION

3

INFORMATION STATEMENT SUMMARY

9

SUMMARY HISTORICAL FINANCIAL INFORMATION

11

RISK FACTORS

12

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

17

DIVIDEND POLICY

17

CAPITALIZATION

17

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

18

BUSINESS

20

MANAGEMENT

25

SUMMARY EXECUTIVE COMPENSATION

27

PRINCIPAL SHAREHOLDERS

27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

28

THE SEPARATION AND DISTRIBUTION

28

DESCRIPTION OF CAPITAL STOCK

33

WHERE YOU CAN FIND MORE INFORMATION

35

INDEX TO FINANCIAL STATEMENTS

36

Presentation of Information

Except as otherwise indicated or unless the context otherwise requires, the information included in this information statement about CEN assumes the completion of all of the transactions referred to in this information statement in connection with the separation and distribution. Unless the context otherwise requires, references in this information statement to "CEN" and the "Company" refer to CEN Biotech, Inc., a Canadian corporation, and its consolidated subsidiaries. References to CEN's historical business and operations refer to the business and operations of Creative's planned medical marijuana and industrial process hemp business that will be transferred to CEN in connection with the separation and distribution. References in this information statement to "Creative" refer to Creative Edge Nutrition, Inc., a Nevada corporation, and its consolidated subsidiaries, unless the context otherwise requires.

QUESTIONS AND ANSWERS ABOUT THE SEPARATION AND DISTRIBUTION

What is CEN Biotech, Inc. and why is Creative separating CEN's business and distributing CEN stock?

CEN, which is currently a wholly-owned subsidiary of Creative, was formed to hold Creative's planned specialty pharmaceutical business with initial specialties in medical marijuana and hemp-based industrial products in Canada. The separation of CEN from Creative and the distribution of CEN common stock are intended to provide you with equity investments in two separate, publicly-traded companies that will be able to focus on each of their respective businesses. Creative and CEN expect that the separation will result in enhanced long-term performance of each business for the reasons discussed in the sections entitled The Separation and Distribution.

Why am I receiving this document?

Creative is delivering this document to you because you are a holder of Creative common shares. If you are a holder of Creative common shares as of the close of business on November 30, 2015, the record date of the distribution, you will be entitled to receive one share of CEN common stock for every 700 shares of Creative common stock that you held at the close of business on such date. This document will help you understand how the separation and distribution will affect your investment in Creative and your investment in CEN after the separation.

How will the separation of CEN from Creative work?

To accomplish the separation, Creative will distribute all of the outstanding shares of CEN common stock to Creative shareholders on a pro rata basis in a distribution intended to be tax-free for U.S. Federal income tax purposes.

Why is the separation of CEN structured as a distribution?

Creative believes that a tax-free distribution for U.S. Federal income tax purposes of shares of CEN stock to the Creative shareholders is an efficient way to separate its planned medical marijuana and hemp-based industrial products business in a manner that will create long-term value for Creative, CEN and their respective shareholders.

What is the record date for the distribution?	The record date for the distribution will be November 30, 2015.

When will the distribution occur?

It is expected that all of the shares of CEN common stock will be distributed by Creative during the month following November 30, 2015 to holders of record of Creative common shares at the close of business on November 30, 2015, the record date for the distribution.

What do shareholders need to do to participate in the distribution?

Shareholders of Creative as of the record date for the distribution will not be required to take any action to receive CEN common stock in the distribution, but you are urged to read this entire information statement carefully. No shareholder approval of the distribution is required. You are not being asked for a proxy. You do not need to pay any consideration, exchange or surrender your existing Creative common shares or take any other action to receive your shares of CEN common stock. Please do not send in your Creative stock certificates. The distribution will not affect the number of outstanding Creative shares or any rights of Creative shareholders, although it will affect the market value of each outstanding Creative common share.

How will shares of CEN common stock be issued?

You will receive shares of CEN common stock through the same channels that you currently use to hold or trade Creative common shares, whether through a brokerage account, 401(k) plan or other channel. Receipt of CEN shares will be documented for you in the same manner that you typically receive shareholder updates, such as monthly broker statements and 401(k) statements.

If you own Creative common shares as of the close of business on the record date for the distribution, including shares owned in certificate form or through the Creative dividend reinvestment plan, Creative, with the assistance of Action Stock Transfer Corporation, the settlement and distribution agent, will distribute shares of CEN common stock to you or to your brokerage firm on your behalf in book-entry form. Action Stock will mail you a book-entry account statement that reflects your shares of CEN common stock, or your bank or brokerage firm will credit your account for the shares.

How many shares of CEN common stock will I receive in the distribution?

Creative will distribute to you one share of CEN common stock for every 700 shares of Creative common stock held by you as of the record date for the distribution. Based on the number of Creative common shares outstanding, a total of approximately 6,894,740 shares of CEN common stock will be distributed. For additional information on the distribution, see The Separation and Distribution.

Will CEN issue fractional shares of its common stock in the distribution?

No. CEN will not issue a fractional share or pay any related amount to a stockholder who would be entitled to a fractional share. Instead, the number of shares of CEN stock to which each Creative stockholder of record is entitled will be rounded up or down to the nearest whole share.

What are the conditions to the distribution?

The distribution is subject to final approval by the board of directors of Creative, as well as to a number of conditions, including, among others:

•

the transfer of assets and liabilities to CEN in accordance with the separation and distribution agreement will have been completed, other than assets and liabilities intended to transfer after the distribution;

•

the U.S. Securities and Exchange Commission (or the "SEC") will have declared effective the registration statement of which this information statement forms a part, no stop order suspending the effectiveness of the registration statement will be in effect, no proceedings for such purpose will be pending before or threatened by the SEC and this information statement will have been mailed to Creative shareholders;

•

no order, injunction or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the separation, the distribution or any of the related transactions will be in effect;

•

no other event or development will have occurred or exist that, in the judgment of Creative's board of directors, in its sole discretion, makes it inadvisable to effect the separation, the distribution or the other related transactions

Creative and CEN cannot assure you that any or all of these conditions will be met. In addition, Creative can decline at any time to go forward with the separation. For a complete discussion of all of the conditions to the distribution, see The Separation and Distribution.

What is the expected date of completion of the separation?

The completion and timing of the separation are dependent upon a number of conditions. It is expected that the shares of CEN common stock will be distributed by Creative to the holders of record of Creative common shares at the close of business on November 30, 2015, the record date for the distribution. Creative anticipates making the distribution of the shares within a month of the record date. However, no assurance can be provided as to the timing of the separation or that all conditions to the separation will be met.

Can Creative decide to cancel the distribution of CEN common stock even if all the conditions have been met?

Yes. The distribution is subject to the satisfaction or waiver of certain conditions. See The Separation and Distribution. Until the distribution has occurred, Creative has the right to terminate the distribution, even if all of the conditions are satisfied.

What if I want to sell my Creative common stock or my CEN common stock?	You should consult with your financial advisors, such as your stockbroker, bank or tax advisor.

What is "regular-way" and "ex-distribution" trading of Creative stock?

Beginning on or shortly before the record date for the distribution and continuing up to the distribution date, it is expected that there will be two markets in Creative common shares: a "regular-way" market and an "ex-distribution" market. Creative common shares that trade in the "regular-way" market will trade with an entitlement to shares of CEN common stock distributed pursuant to the distribution. Shares that trade in the "ex-distribution" market will trade without an entitlement to shares of CEN common stock distributed pursuant to the distribution.

If you decide to sell any Creative common shares before the distribution date, you should make sure your stockbroker, bank or other nominee understands whether you want to sell your Creative common shares with or without your entitlement to CEN common stock pursuant to the distribution.

Where will I be able to trade shares of CEN common stock?

There is no current market for shares of CEN common stock. A market maker has agreed to file an application with FINRA on CEN’s behalf so as to be able to quote the shares of CEN’s common stock on the OTCQB maintained by FINRA. There can be no assurance that the market maker’s application will be accepted by FINRA nor can CEN estimate as to the time period that the application will require or that any buying of our shares will ever take place.

If CEN becomes able to have its shares of common stock quoted on the OTCQB, CEN will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit its shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCQB. There are no assurances that CEN’s shares will ever become DTC-eligible or, if they do, how long it will take.

Upon getting a trading symbol, CEN will attempt to become listed on the NYSE MKT, although no assurances can be given as to the likelihood or timing of obtaining such listing.

What will happen to the listing of Creative common shares?	Creative’s shares of common stock will continue to trade on the Pinksheets.

Will the number of Creative common shares that I own change as a result of the distribution?	No. The number of Creative common shares that you own will not change as a result of the distribution.

Will the distribution affect the market price of my Creative shares?

Yes. As a result of the distribution, Creative expects the trading price of Creative common shares immediately following the distribution to be lower than the "regular-way" trading price of such shares immediately prior to the distribution because the trading price will no longer reflect the value of the planned medical marijuana and hemp-based industrial products business held by CEN. There can be no assurance that the aggregate market value of the Creative common shares and the CEN common stock following the separation will be higher or lower than the market value of Creative common shares if the separation did not occur.

What are the material U.S. federal income tax consequences of the distribution?

Provided the distribution qualifies as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the Code, for U.S. federal income tax purposes, no gain or loss will be recognized by you, and no amount will be included in your income, upon the receipt of shares of Creative's common stock pursuant to the distribution.

How will I determine my tax basis in the shares I receive in the distribution?

For U.S. Federal income tax purposes, your aggregate basis in the common shares that you hold in Creative and the new CEN common stock received in the distribution will equal the aggregate basis in the Creative common shares held by you immediately before the distribution, allocated between your Creative common shares and the CEN common stock you receive in the distribution

You should consult your tax advisor about the particular consequences of the distribution to you, including the application of the tax basis allocation rules and the application of state, local and foreign tax laws.

What will CEN's relationship be with Creative following the separation?

 CEN and Creative will have separate officers and directors. No individual will be an officer or director of both. Creative will cooperate with CEN if any corporate or similar information is needed Otherwise, there will be limited areas of ongoing relationship.

Who will manage CEN after the separation?	Bill Chaaban will be Chairman, Chief Executive and President of CEN. He has resigned all positions with Creative.

Does CEN plan to pay dividends?

CEN does not currently expect to pay dividends on its common stock. The declaration and payment of any dividends in the future by CEN will be subject to the sole discretion of its board of directors and will depend upon many factors. See Dividend Policy.

Will CEN incur any indebtedness at the time of the distribution?	Yes. CEN will have obligations in the principal amount of at least $12,951,688 upon completion of the separation, including notes payable to Bill Chaaban. See Risk Factors.

Will there be any shares of special voting stock outstanding?

Yes. Bill Chaaban holds 100,000 shares of special voting preferred shares with each share being entitled to 500 votes. Therefore, Mr. Chaaban will be able to control the outcome of all shareholder votes. See Risk Factors

Who will be the distribution agent, transfer agent, registrar and information agent for the CEN common stock?

The transfer agent for the CEN common stock will be Action Stock Transfer Corporation. For questions relating to the transfer or mechanics of the stock distribution, you should contact:

Action Stock Transfer Corporation

2469 E. Fort Union Blvd, Suite 214

Salt Lake City, UT 84121

(801) 274-1088

After the distribution, CEN shareholders who have any questions relating to CEN's business performance should contact CEN at:

20 North Rear Rd.

Lakeshore, Ontario, Canada NOR lK0

226-344-0660

INFORMATION STATEMENT SUMMARY

The following is a summary of material information discussed in this information statement. This summary may not contain all of the details concerning the separation or other information that may be important to you. To better understand the separation and CEN's business and financial position, you should carefully review this entire information statement.

This information statement describes the Specialty Pharmaceutical business of Creative to be transferred to CEN by Creative in the separation as if the transferred business were CEN's business for all historical periods described. References in this information statement to CEN's historical assets, liabilities, products, businesses or activities of CEN's business are generally intended to refer to the historical assets, liabilities, products, businesses or activities of the Specialty Pharmaceutical Business as part of Creative and its subsidiaries prior to the separation.

The Company

CEN is a specialty pharmaceutical business that is incorporated and operates in Canada. Its initial operations will specialize in providing medical marijuana and hemp-based industrial products in Canada. We have applied for a license to grow, cultivate and distribute medical marijuana in Canada under the Marihuana for Medical Purposes Regulations (“MMPR”) and have purchased or installed the necessary equipment and facilities to do so when and if the license is granted. We also have agreements with experienced industry professionals to supervise the operations. On March 11, 2015, the Company’s application for a license to produce marijuana for medical purposes was formally rejected by Health Canada. The Company filed an application for judicial review in Canadian federal court on April 10, 2015 in order to force a reversal of this decision. The outcome of this legal proceeding cannot be predicted. The file is currently making its way through the legal process in Federal Court.

We have our initial business plan in place to sell our products through outside representatives and to familiarize Canadian doctors with us. We also have designed procedures to keep us in compliance with all rules, laws and regulations relating to our business.

As of the spinoff date, we have one employee. We have an employment agreement through August 2018 with Mr. Chaaban specifying annual compensation of $1,200,000. Mr. Chaaban waived the Company’s accrued wages owed to him in 2014 and 2013. We will make arrangements with sufficient numbers of independent contractors and consultants to enable our operations to commence immediately upon the receipt of a license from the MMPR.

We have not yet generated any net revenue through the year ended December 31, 2014. At December 31, 2014 we had total assets of $8,456,327 and a net shareholder deficit of $3,401,110.

See BUSINESS for a full description of our plans for operations.

Risks Related to CEN’s Business

•

The Marihuana Medical Purposes Regulations (MMPR) set forth stringent rules and regulations that a provider of medical marijuana must comply with in Canada. We have applied for a license but there are no assurances as to when or if the license will be granted.

•

Laws in Canada pertaining to medical marijuana may change and could make operations more difficult.

•

CEN is an emerging market company with no revenues or ongoing source of capital. We need to be granted a license to produce and market medical marijuana or obtain an ongoing source of funds to maintain operations.

•

Bill Chaaban, CEN’s president, holds 100,000 shares of special voting stock giving him sufficient voting rights to control the outcome of all shareholder votes. His interests may differ from those of other shareholders. There currently are no other directors.

Risks Related to CEN’s Common Stock

•

CEN is working to get a trade symbol for its common stock. No assurances can be given as to when or if a trade symbol will be obtained.

•

If a trade symbol is obtained, CEN cannot be certain that a trading market for its common stock will develop or be sustained after the separation and, following the separation, CEN's stock price may fluctuate significantly.

•

There is no assurance as to whether or when CEN will pay any dividends on its common stock.

See RISK FACTORS for a more detailed list of risks confronting CEN.

The Separation and Distribution

 In November 2014, we initially announced plans to separate our planned specialty pharmaceutical business with initial specialties in medical marijuana and hemp-based industrial products located in Canada from our nutritional supplements business. The separation will occur by means of a spinoff of CEN.

On September 14, 2015 the Creative board of directors approved the distribution of all of CEN's issued and outstanding shares of common stock on the basis of one share of CEN common stock for every 700 shares of Creative common stock held as of the close of business on November 30, 2015 the record date for the distribution.

CEN and Creative will have separate officers and directors. No individual will be an officer or director of both. Creative will cooperate with CEN if any corporate or similar information is needed. Otherwise, there will be limited areas of ongoing relationship.

Reasons for the Separation

The decision to spin off CEN from Creative gives each company, Creative and CEN, the ability to concentrate their respective resources and efforts in their own individual area of specialty. The markets and technologies of each area of specialty are very different. CEN will devote its efforts and resources to advance in the specialty pharmaceutical business with an initial emphasis on the medical marijuana market in Canada. Creative will devote its efforts and resources on nutrition products largely in the United States.

Corporate Information

CEN was incorporated on August 4, 2013 in Ontario, Canada for the purpose of undertaking the planned specialty pharmaceutical business with an initial specialty of marketing medical marijuana in Canada. The address of CEN's principal executive offices is 20 North Rear Rd., Lakeshore, Ontario, Canada NOR lK0. CEN's telephone number is 226-344-0660.

Reason for Furnishing This Information Statement

This information statement is being furnished solely to provide information to shareholders of Creative who will receive shares of CEN common stock in the distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of CEN's securities. The information contained in this information statement is believed by CEN to be accurate as of the date set forth on its cover. Changes may occur after that date and neither Creative nor CEN will update the information except in the normal course of their respective disclosure obligations and practices.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following table sets forth summary historical financial information for CEN during its existence as a subsidiary of Creative. The summary balance sheet data as of December 31, 2014 and 2013 and the summary statement of operations data for the year ended December 31, 2014 and the period from August 4, 2013 (inception) to December 31, 2013 have been derived from the audited financial statements of CEN which are included elsewhere in this information statement.

Our historical financial statements include certain expenses of Creative that were allocated to us for certain functions, including general corporate expenses. These costs may not be representative of the future costs we will incur as an independent public company. In addition, our historical financial information does not reflect changes that we expect to experience in the future as a result of our separation and distribution from Creative, including changes in our cost structure, personnel needs, tax structure, financing and business operations.

The summary financial information should be read in conjunction with the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and the audited financial statements and corresponding notes included elsewhere in this information statement.

Summary Balance Sheets, December 31, 2014 and 2013:

	2014	2013

Working Capital Deficit	$11,033,548	$237,724
Total Assets	8,456,327	-
Shareholder Deficit	(3,401,110)	(237,724)

Summary Statements of Operations data for the year ended December 31, 2014 and the period from August 4, 2013 (inception) to December 31, 2013:

	2014	2013

Net operating expenses	$3,013,230	$237,799
Net loss	3,163,403	237,799
Net loss per share assuming 7,000,000 shares outstanding	(0.45)	(0.03)

RISK FACTORS

You should carefully consider the following risks and other information in this information statement in evaluating CEN and CEN's common stock. If any of the following risks were to develop, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

We have a limited operating history as a specialty pharmaceutical company in which to evaluate our business.

We plan on being a specialty pharmaceutical business with an initial emphasis on supplying medical marijuana in Canada. However, we have not yet generated any revenues nor received necessary licenses that are needed to commence business. We cannot provide any assurances that we will generate revenues and, if we do, when and how much the initial revenue will be. If we are unable to generate revenue our business will fail.

2.

Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We have not yet generated any revenue and have no committed sources of ongoing debt or equity financing. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the fiscal period ended December 31, 2014 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

3.

The failure to become licensed by Health Canada for the production of medical marijuana production may cause us to abandon or seriously delay our business plan.

There is no assurance that our request for a license to produce and market medical marijuana will be approved by Health Canada. Our failure to obtain a license from Health Canada would materially and adversely affect our company's operations, and we would need to revise or abandon our business plan accordingly.

4.

Untimely processing of our license applications by Health Canada may cause our business to fail.

The success of our business plan relies in part on the timely processing by Health Canada of our application to become licensed producers under MMPR. According to Health Canada, as at August, 25, 2014, it had received 1,009 formal production licenses applications under the MMPR since its call for applications in 2013. Of those, 462 applications have been returned as incomplete, 201 have been rejected and 32 withdrawn. To date, 14 productions licenses have been granted to 13 different producers with only two licenses granted during the summer of 2014. Due to the slow progress, uncertain timing, and apparent backlog of production license application reviews by Health Canada, we are unable to determine with any accuracy when our application will be processed. Undue delays on the part of Health Canada in processing our application may result in our failure to generate any revenues in the foreseeable future which could cause our business to fail.

5.

Uncertain demand for medical marijuana products may cause our business plan to be unprofitable.

Demand for medical marijuana is dependent on a number of social, political and economic factors that are beyond the control of our company. While we believe that demand for medical marijuana will continue to grow in Canada, there is no assurance that such increase in demand will happen or that our business venture will be profitable.

6.

We may not acquire market share or achieve profits due to competition in the medical marijuana industry.

If we receive our license from Health Canada, we will be operating in a highly competitive marketplace with various competitors. Increased competition may result in lower than anticipated gross margins and/or loss of market share, either of which would seriously harm its business and results of operations. Management cannot be certain that we will be able to compete against current or future competitors or that competitive pressure will not seriously harm our business. Some of our potential competitors are much larger and have greater access to capital, sales, marketing and other resources. These competitors may be able to respond more rapidly to new regulations or devote greater resources to the development and promotion of their business model than we can. Furthermore, some of these competitors may make acquisitions or establish co-operative relationships among themselves or with third parties in the industry to increase their ability to rapidly gain market share.

7.

CEN is and will continue to be completely dependent on the services of our president, Bill Chaaban, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Our operations and business strategy are completely dependent upon the knowledge and business connections of Mr. Chaaban, our President, Chief Executive Officer and Chairman. If he should choose to leave us for any reason or become ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this information statement. We will fail without the services of Mr. Chaaban or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Mr. Chaaban naming us as the beneficiary when and if we obtain the resources to do so and if he is insurable at the time of application. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

8.

Bill Chaaban will make all decisions concerning his compensation for the foreseeable future. These decisions may not be in the best interests of other investors.

Mr. Chaaban currently has an employment agreement calling for annual compensation of $1,200,000 per year and will make all decisions determining the amount and timing of his compensation for the foreseeable future until, if ever, we establish a compensation committee of the board of directors. His decisions about compensation may not be in the best interests of other shareholders.

9.

Bill Chaaban holds shares of special voting stock having super voting rights which will enable him to determine the outcome of all shareholder votes.

Mr. Chaaban holds 100,000 shares of special voting stock with each share being entitled to 500 votes. Therefore, Mr. Chaaban will be able to control the outcome of all shareholder votes including votes relating to director elections, mergers and acquisitions and appointments of independent auditors. His decisions about any or all of these matters may not be in the best interests of other shareholders.

10.

After CEN's separation from Creative, CEN will have debt obligations that could adversely affect its business and its ability to meet its obligations and pay dividends.

At December 31, 2014, CEN has notes and loans and accrued expenses aggregating $11,857,437 all of which will be included in the spinoff. Since CEN has no current revenue, we will have to locate other sources of debt or equity financing in order to meet these obligations. If we are unable to do so, we may default on some commitments which could have a very negative effect on our business.

11.

We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the filing of our registration statement on Form 10 of which this information statement is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be specifically predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, based on conversations with our professionals, the annual costs are likely to range from $25,000 to $75,000 in the first year or two after our Registration statement goes effective. The incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

12.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may become inadequate or ineffective if our operations grow, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

13.

Our reputation in the industry will be very important as we grow the business, and any negative impact on our reputation could be damaging to our business.

As a planned producer and a retailer of a controlled substance in Canada that has been commonly associated with various other narcotics, violence, and criminal activities, there is a risk that our business would result in negative publicity and public opinion. Lack of understanding and awareness of the medical benefits associated with cannabis is poorly understood across the mainstream public despite various efforts to build such awareness. These conditions could adversely impact our ability to operate and could have a negative impact on our stock price.

14.

There are safety operational risks related to the cultivation and storage of our products at the facilities.

Given the nature of our planned initial product and its lack of legal availability outside of the therapeutic channels, as well as the planned concentration of abundant stock within one facility, despite meeting or exceeding Health Canada’s security requirements, there remains a risk of shrinkage as well as theft. Also, as an agricultural product, despite meeting or exceeding Health Canada’s requirements regarding good production practices, there remains a risk of diseases and pests impacting not only yield and revenue but overall product quality to consumers.

15.

There are risks related to the quality and quality control of our products.

We may be subject to liability of our products and must ensure quality control of the product at every stage. As a planned manufacturer and distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of our planned products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with its clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products.

Risks Related to Our Common Stock

16.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, we may attempt to use non-cash consideration to satisfy obligations or obtain financing. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions would result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

17.

Our chief executive officer controls all corporate activities and can approve all transactions, including mergers, without the approval of other shareholders.

Our chief executive officer has a sufficient number of shares to control all corporate activities and can approve transactions, including possible mergers, issuance of shares and their compensation level, without the approval of other shareholders. The decisions may not be in the best interests of other shareholders.

18.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this information statement, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB maintained by FINRA commencing upon the filing of our registration statement of which this information statement is a part. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require or that any buying of our shares will ever take place.

Because of the possible low price of our securities, many brokerage firms may not be willing to effect transactions in these securities. Purchasers and holders of our securities should be aware that any market that develops in our stock may be subject to the penny stock restrictions.

19.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCQB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

20.

Our goal is to have our shares listed on the NYSE MKT but cannot predict the likelihood or timing of that happening.

Our ultimate goal is to have our shares listed on the NYSE MKT. That market has various requirements regarding a company’s financial condition and other matters like independent directors and other corporate governance matters. We cannot predict the likelihood or timing of being accepted for listing on the NYSE MKT.

21.

Any market that develops in shares of our common stock may be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

Our shares may be considered a “penny stock.” Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affects any market liquidity for our common stock if our shares have a market price of less than $5.00 per share. We cannot predict the likely price of our shares if a market does develop.

22.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

CEN cannot predict the likelihood of a market developing for our shares or, if developed, what the share price will be. If the price per share is less than $5.00, the shares will be considered to be penny stocks. Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

23.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

24.

Because we may not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our president has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This information statement and other materials Creative and CEN have filed or will file with the SEC contain, or will contain, certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. The words "will," "should," "believe," "expect," "anticipate," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. In particular, information included under Risk Factors, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Business, contain forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of CEN's management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Except as may be required by law, CEN undertakes no obligation to modify or revise any forward-looking statements to reflect events or circumstances occurring after the date of this information statement. Factors that could cause actual results or events to differ materially from those anticipated include, but are not limited to, the matters described under Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations.

DIVIDEND POLICY

CEN does not currently expect to pay dividends on its common stock. The payment of any dividends in the future, and the timing and amount thereof, is within the discretion of CEN's board of directors, which currently consists solely of Bill Chaaban. The board's decisions regarding the payment of dividends will depend on many factors, such as CEN's financial condition, earnings, capital requirements, debt service obligations, restrictive covenants in CEN's debt, industry practice, legal requirements, regulatory constraints and other factors that the board deems relevant. CEN's ability to pay dividends will depend on its future ongoing ability to generate cash from operations and on its access to the capital markets. CEN cannot guarantee that it will pay a dividend in the future or continue to pay any dividends if CEN commences paying dividends.

CAPITALIZATION

The following table sets forth the capitalization of CEN and gives effect to the separation and distribution and the transactions related to the separation and distribution as if they occurred on December 31, 2014. You should review the following table in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and accompanying notes included elsewhere in this information statement. The historical financial information may not necessarily reflect what our capitalization would have been had we been an independent, publicly traded company during the period presented and is not necessarily indicative of our future capitalization.

Indebtedness	$11,521,220

Equity (Deficit):
Special voting stock	10
Common stock	82
Paid-in capital	-
Deficit	(3,401,202)
Total deficit	(3,401,110)

Total capitalization	$8,120,110

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the audited combined financial statements and the corresponding note, of CEN included elsewhere in this information statement. This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. The matters discussed in these forward-looking statements are subject to risk, uncertainties and other factors that could cause actual results to differ materially from those made, projected or implied in the forward-looking statements. Please see "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements" for a discussion of the uncertainties, risks and assumptions associated with these statements.

Separation from Creative

In November 2013, Creative announced plans to separate into two publicly-traded companies, one comprising of our planned specialty pharmaceutical business located in Canada from our nutritional supplements business. As part of the separation, Creative has transferred substantially all of the assets and liabilities of the specialty pharmaceutical business to CEN. The distribution is expected to occur through a pro rata distribution of CEN shares to Creative shareholders that is tax free for U.S. Federal income tax purposes. CEN was incorporated in Ontario as a wholly-owned subsidiary of Creative on August 2013.

Our historical financial statements have been prepared on a stand-alone basis in conformity with U.S. generally accepted accounting principles.

Operations

All operations since inception relate to preparing a facility and designing operations that will comply with the requirements of Health Canada. A summary of operations for the year ended December 31, 2014 and for the period from August 4, 2013 (Inception to December 31, 2013follows:

	2014	2013
Costs and Expenses:
Salary and consulting fees	$1,376,866	$75
General and administrative	1,636,364	237,724

Total expenses	$3,013,230	$237,799

Salary and consulting – includes consulting costs to individuals for assisting CEN to design its facilities and planned operations, including a variety of planned Hemp projects. The Company’s President signed a five-year contract in August 2013 under which he is entitled to an annual salary of $1,200,000 which is reviewed each February. The amount due under this contract for services is normally included in “accrued expense.” However, Mr. Chaaban has declined this salary for all periods included in this report.

General and administrative consists of:

	2014	2013
Travel	$141,363	$-
Professional fees	173,783	-
Rent	291,540	237,724
Research and development (see below)	643,500	-
Other	386,178	-

Total	$1,636,364	$237,724

In 2014, the Company acquired Hemp Technology, based in New Zealand, for $643,500. The purpose of the acquisition was to obtain and use its knowledge and not for any ongoing business operations. The purchase price was expensed as research and development costs and categorized as a general and administrative expense. During 2014, expenses of $501,869 relating to the individuals associated with Hemp Technology are included in “wages and consulting fees”.

During the six months ended June 30, 2015, most of the Company’s efforts involved working on getting its necessary license from Health Canada compared with developing the facilities which was done in 2014. Operating results were:

Costs and Expenses:
Salary and consulting fees	$103,369
General and administrative	295,398

Total expenses	398,767
Operating Loss	(398,767)

Other Expenses – Interest	(691,570)
Gain on foreign exchange	1,680
Net Loss	$(1,088,657)

Liquidity

The Company’s short-term loans outstanding at June 30, 2015 consist of:

•

Global Holdings International, LLC - $9,675,000 which bears interest at 12% per annum. This note matured June 30, 2015 and is due on demand. This loan is secured by the Company’s equipment.

•

Jeff Thomas - $595,000 which bears interest at 10% per annum. Mr. Thomas is a former director of Creative Edge. This loan is unsecured.

•

Joe Byrne - $89,459 which bears interest at 12% per annum and is unsecured. This note is due December 31, 2015. Mr. Byrne provides legal services to the Company.

•

Bill Chaaban (President of the Company) - $113,348 which bears interest at 10% per annum and is unsecured. Mr. Chaaban is President of the Company. This note is due December 31, 2015.

•

Bill Chaaban (President of the Company) - $600,872 which bears interest at 12% per annum. This note is due December 31, 2015 and is secured by the Company’s property.

•

Bill Chaaban (President of the Company) – several notes aggregating $114,456 which bear interest at 12% per annum. These notes are due December 31, 2015 and are secured by the Company’s property.

There is a long-term loan with a principal balance of $612,000 due to Mr. Chaaban. It bears interest at an annual rate of 12% and is repayable in installments through October 2017. If the Company defaults, Mr. Chaaban has the right to purchase the property at 135 North Rear Road for a price equal to the unpaid principal and interest of the loan.

CEN has no committed source of debt or equity financing. Our President is seeking additional financing from his business contacts, but no assurances can be given that such financing will be obtained or, if obtained, on what terms. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the fiscal period ended December 31, 2014 that states that our lack of committed resources causes substantial doubt about our ability to continue as a going concern

Fluctuations of foreign exchange rates may adversely affect our reported results.

Our planned operations will be conducted solely in Canada. Exchange rate fluctuations between the U.S. and Canadian dollar result in fluctuations in reported amounts from Canadian operations in our consolidated financial statements. Currently, the US Dollar is the functional currency, because the bulk of the Company’s transactions have been in US dollars, and because the Company has received the vast majority of its funding in US dollars. Therefore, any change in the exchange rate will affect our reported sales, expenses and net income.

We have not entered into hedging transactions with respect to our foreign currency exposure, but may do so in the future. We cannot be assured that fluctuations in foreign currency exchange rates will not have a material adverse impact on our business, financial condition or results of operations.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

The Company does not currently expect its planned business to be seasonal in nature.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

Introduction

CEN is an early stage Canadian biopharmaceutical company founded to integrate agronomical and pharmaceutical principles for the purposes of growing, selling and delivering pharmaceutical-grade medical marijuana to patients in accordance with Health Canada’s newly-formed Marihuana for Medical Purposes Regulations (MMPR).

CEN obtained funding to build the initial phase of its comprehensive seed-to-sale facility and, upon full licensure, will begin operating its state-of-the-art medical marijuana cultivation, processing, and distribution facility in Lakeshore, Ontario. CEN has applied for a license with Health Canada but cannot provide any assurances of the likelihood of receiving the license or the timing involved.

On March 11, 2015, the Company’s application for a license to produce marijuana for medical purposes was formally rejected by Health Canada. The Company filed an application for judicial review in Canadian federal court on April 10, 2015 in order to force a reversal of this decision.

The file is currently making its way through the legal process in Federal Court. The steps to this appeals process are:

•Step 1: The applicant gathers the required resources

•Step 2: The applicant considers the preliminary issues of jurisdiction, standing, and timelines

•Step 3: The applicant drafts the notice of application and the Federal Court issues it

•Step 4: The respondent files a notice of appearance

•Step 5: The tribunal transmits the certified tribunal record to the parties and to the Federal

•Step 6: The applicant serves its affidavit evidence, if necessary

•Step 7: The respondent serves its affidavit evidence, if necessary

•Step 8: The parties conduct cross-examinations, if necessary

•Step 9: The applicant files the applicant's record

•Step 10: The respondent files the respondent's record

•Step 11: The applicant files a requisition for hearing date

•Step 12: The parties prepare for the hearing

•Step 13: The parties attend the hearing

•Step 14: The parties complete post-hearing tasks

The appeals process, as of September 14, 2015 is up to Step 7. The outcome and timing of this legal proceeding cannot be predicted.

CEN’s new facility was engineered to meet all Health Canada requirements under the MMPR, including but not limited specifications for security, good production practices, packaging, labeling, distribution, record-keeping and reporting. The planning and construction of the facility was overseen by R.X.N.B., Inc., an entity which is 45% owned by Mr. Chaaban. Through December 31, 2014, R.X.N.B. had billed and collected $2,439,900 for its work on the project.

Based on Health Canada’s projected ten-year medical marijuana market growth rate, over 800,000 kilograms of medical marijuana will need to be produced per year by 2024. CEN is planning to assist production and supply of medical marijuana to the Canadian market, growing with the needs of the industry as it progresses.

CEN plans to develop educational alternative treatment programs to help replace certain narcotic drugs, when deemed appropriate by healthcare practitioners. The plan is for this to be achieved by focusing on patients diagnosed with disease-states, which have been recognized by Health Canada as applicable for candidates to use medical marihuana as an alternative to their previously prescribed narcotics. These patients could potentially benefit from the use of medical marihuana as an alternative treatment modality and in some cases, as an added aid in efficacy as a 2nd or 3rd line option.

Furthermore, CEN plans to develop value-added services, such as a patient-care ambassador program, which dedicates a patient and their healthcare practitioner to a designated liaison. This program will secure basic patient information, preferences, and other pertinent data available so that patients can cater their treatment program to their lifestyles and evolving medication needs, while helping patients keep track of their next appointment dates. Through technological innovation, CEN will seek to create the best possible solutions for both the patient and their healthcare practitioner.

CEN is also developing relationships with other specialists to assist in developing its overall list of services.

Regulatory Environment

Medical marijuana has been making headlines in Canada after changes to regulations created a new market for commercial marijuana production. On April 1, 2014, the Marihuana for Medical Purposes Regulations ("MMPR") replaced the previous Marihuana Medical Access Regulations ("MMAR"). Under the old regulatory scheme, authorized patients could obtain licenses to grow their own marijuana at home, designate a third party to grow marijuana on their behalf, or purchase it from Health Canada's approved supplier. Now, medical marijuana may only be obtained from a producer licensed by Health Canada, either directly or through a licensed dealer or health care practitioner.

Health Canada estimates that demand for medical marijuana will increase ten-fold and sales will reach $1.3 billion dollars per year by 2024, making it an attractive market for prospective producers and those looking to invest. By requiring that medical marijuana must ultimately be obtained from independently licensed producers, the MMPR has effectively created the basis for this new industry. While "designated persons" were licensed under the MMAR to grow medical marijuana for use by others, they were limited to providing for a maximum of two authorized patients.

The use of marijuana for medical purposes was banned in Canada in the 1930s and remained so until 2000 when R. v. Parker found the total prohibition on marijuana unconstitutional. While marijuana is still not an approved drug or medicine in Canada, the government subsequently took steps to exempt certain users from the provisions of the Controlled Drugs and Substances Act ("CDSA") that criminalize its possession, paving the way for patients to access the drug. Under the Marihuana Medical Access Regulations, patients or their designated persons were allowed to grow marijuana on a small scale, often in their homes. This system led to concerns over public health, safety and security; concerns that were the impetus behind the new MMPR which only provides access to marijuana through purchasing it from licensed and inspected commercial producers.

There are several key aspects of the new regulations that anyone looking to enter or invest in this industry should take into consideration:

License Application

In order to produce medical marijuana in Canada, a company must obtain a license from Health Canada. The licensing process is extensive - prospective licensees must demonstrate that they meet a number of requirements set out in the MMPR such as strict security measures, good production practices, approval from local municipalities, police and fire authorities, and security clearance for key personnel.

There is currently no limit to the number of licenses that Health Canada will approve. Currently, 26 companies hold licenses and many additional applications have been made.

Strict Compliance

Obtaining a license is only the first step for prospective producers.

Because marijuana is not an approved drug or medicine in Canada, it is likely that Health Canada will be rigorous in its oversight of licensed producers. Strict compliance with the MMPR will be necessary to ensure that licenses, which expire after a maximum of two years, will in fact be renewed. Licenses may be refused renewal or revoked for failing to comply with the MMPR and other applicable legislation including the CDSA, Narcotic Control Regulations, and Food and Drugs Act. Other grounds for failure to renew or revocation include improper security measures, not obtaining security clearances for specified personnel, or record keeping that does not comply with the regulations.

In addition, licenses may be revoked: if there are reasonable grounds to believe that the license was issued under false or misleading pretense; if the producer contravenes legislation; if there are reasonable grounds to believe that product has been diverted to an illicit market or use; or if any of the specified personnel do not hold security clearance.

Production

Under the new regulations, only dried marijuana may be sold (under the old regulatory scheme, authorized users could possess marijuana in any number of forms) and must be mailed directly to the patient or his or her health care practitioner. Dried marijuana may also be exported with authorization from Health Canada. There is no limit on the strains that may be produced and no set requirements for pricing. However, each licensed producer must employ a quality assurance person with the necessary technical knowledge to maintain the appropriate quality of dried marijuana.

The MMPR requires indoor production and storage facilities that are secured by visual perimeter monitoring, restricted access, and other protective measures. Security clearance is required for specified personnel such as the senior person in charge, responsible and alternate persons in charge, each officer and director of the licensed producer, and any individuals authorized to order cannabis seeds on behalf of the licensed producer.

Marketability

The ability to effectively market medical marijuana is also an important consideration. Because there is currently no set limit to the number of licenses Health Canada will approve, there is the potential for an influx of producers into the marketplace which may lead to fierce competition for customers.

Advertising of medical marijuana must be in compliance with the Narcotic Control Regulations as it is still classified as a "controlled substance." As a result, licensed producers will only be able to market their products to health care practitioners and not to the general public. Producers must also be careful to comply with s.16 of the MMPR, requiring them to include their name as set out in their license on all product labels, advertising, orders, shipping documents, invoices, and other such documents.

These limitations will not prevent a licensed producer from establishing a brand, promoting the merits of their product, and beginning to differentiate their proprietary strains and techniques. However, because marijuana is a controlled substance, and advertisements cannot be made to the general public, any awareness campaigns or targeted advertising will more likely follow the pharmaceutical advertising model, and less likely to follow the lifestyle-focused style of advertising of medicinal drugs commonly advertised to the public on TV or via the Internet.

Judicial Challenge

Any uncertainty surrounding how the new MMPR will work in practice has been increased by recent litigation seeking to declare the new MMPR unconstitutional. In B.C., Neil Allard et al v. HMTQ7 has challenged the constitutionality of the new regulations under section 7 of the Charter of Rights and Freedoms. Plaintiffs argue that they will not be able to afford the marijuana sold by licensed producers, which is expected to be priced higher than the costs of growing for personal use, and so will either have to let their health suffer or use an illegal means to obtain the drug. An interim injunction was granted March 21, 2014, exempting patients who held valid licenses under the old regulations from compliance with the new scheme, essentially allowing them to continue to grow the marijuana at home. The government has since filed an appeal of this injunction. Similar cases have been brought across Canada.

Conclusion

CEN believes that it has built a facility and will use procedures that meet or exceed all established requirements. CEN will use independent reps to introduce its products to doctors. It will obtain documentation to prove that the person to whom products are shipped is the same person named in the medical authorization. Bill Chaaban has received the necessary Canadian security clearances. Health Canada apparently intends to revoke his security clearance. Bill Chaaban is contesting this revocation. This issue will be ruled on by the Court of Law.

CEN Products and Services

CEN’s planned product-line will include multiple strains and hybrids of medical marihuana for patients, as well as cultivation services for other licensed producers and licensed dealers. The products and services will be designed to enhance patient satisfaction and comfort.

CEN will have cultivation standards that meet the demands of Health Canada by complying with the MMPR, as well as meet the medical needs of our patients. CEN will utilize its controlled environment that will produce validated, consistent medical marijuana. The patient and health care practitioners will benefit by CEN’s approach of securing and developing treatments via unique strands that are intended to accommodate individual patient needs and cataloging the results. Additionally, CEN will review its products and services on a regular basis, adjusting the offerings once they have passed a research and testing phase. This will allow CEN to provide the best, most-current treatment options for our patients.

CEN’s organically cultivated medical marijuana will be offered in 1, 3, 5, 10 and 15 gram increments. CEN will engage in a thorough testing phase before bringing new products to the market, while accommodating the demands of patients in need of either smokable or non-smokable forms of medication. The initial product-line will include the following strains and hybrids:

•

Indica Dominant Strains: Helps treat pain, stress, muscle spasms and insomnia

•

Sativa Dominant Strains: Helps treat mood disorders (depression), headaches, glaucoma and lack of appetite

•

Indica/Sativa Hybrids: Helps treat pain, anxiety, lack of appetite and mood disorders (depression).

•

"Kush" Strains: Helps treat pain and insomnia

•

"Diesel" Strains: Helps treat mood disorders (depression) and anxiety

•

"Haze" Strains: Helps treat headaches, lack of appetite and mood disorders (depression)

The selection of strains will evolve based on patient needs and market demands. As research and development continues, CEN will identify the strains that are best-of-breed to provide the best treatment solutions for the patient’s ailment. Through research and development, CEN plans to cultivate and bring new strains to market that have been designed to treat specific medical ailments, and custom tailored to the patient’s needs.

Education is another major component to CEN’s planned philosophy. CEN will provide classes to educate patients regarding the proper use and handling of medical marijuana. Other courses will educate healthcare practitioners, patients, politicians, law enforcement, and the general public about the beneficial medical uses of marihuana.

Patient Acquisition and Sales Strategy

CEN is developing and will continue to develop multiple relationships with national pharmaceutical sales and consulting organizations so as to take advantage of their established healthcare relationships. Given the regulatory limitations imposed on the promotion and marketing of medical marijuana, relationships with the medical profession are necessary and will be aided by the promotion of our educational platforms.

Healthcare practitioner engagement and education will be the primary focus of CEN’s outreach strategy. Educational programs will include studies and outlets for healthcare practitioners and patients to receive treatment advice in integrative medicine centers. Healthcare practitioners will be engaged by CEN to co-host educational seminars throughout Canada, further advancing and bringing awareness to the benefits of medical marihuana treatments.

Other Products

CEN’s initial efforts will be focused on the medical marijuana market. It will also begin to develop industrial hemp products. Industrial hemp has many uses, including paper, textiles, biodegradable plastics, construction, health food, and fuel. It also runs parallel with the "Green Future" objectives that are becoming increasingly popular. Hemp requires little to no pesticides or herbicides, controls erosion of the topsoil, and produces oxygen. Furthermore, hemp can be used to replace many potentially harmful products, such as tree paper (the processing of which uses chlorine bleach, which results in the waste product polychlorinated dibensodioxins, popularly known as dioxins, which are carcinogenic, and contribute to deforestation, cosmetics, and plastics, most of which are petroleum-based and do not decompose easily. The strongest chemical needed to whiten the already light hemp paper is non-toxic hydrogen peroxide.

In 2014, CEN acquired Hemp Technology, based in New Zealand, for $643,500. The purpose of the acquisition was to obtain and use its knowledge and not for any ongoing business operations. The purchase price was expensed as research and development costs and categorized as an operating expense. During 2014, expenses of $501,869 relating to the individuals associated with Hemp Technology are included in “wages and consulting fees”.

Facilities

CEN has two facilities in Lakeshore, Ontario locates approximately one-quarter mile apart from each other. The facilities have been constructed and assembled to meet or exceed all security requirements specified by Health Canada. CEN has applied to grow and sell up to 1.32 million pounds of marijuana per calendar year under the MMPR program in Canada.

20 North Rear Road – is a 10.4 acre site of land that is subleased from Creative. The sublease extends through March 31, 2018 and requires annual rent payments of Canadian$300,000 plus HST. There are two buildings on the site – one of 27,000 square feet and the second is 53,000 square feet. There is also a 4,000 square foot vault for security purposes.

135 North Rear Road – is a 25 acre site of land that is owned by CEN. There is a home and two industrial buildings (5,180 and 1,280 square feet, respectively) on the site. There is also a 100 square foot vault. CEN has requested an inspection from Health Canada.

Intellectual Property

We have no patents or similar assets.

Employees

We have one fulltime employee, Bill Chaaban, who has a five-year employment agreement that was executed in August 2013. We also have 14 consulting agreements with individuals who provide us with the services we need to plan and develop our facilities, products and procedures such that we will be in compliance with all requirements of Health Canada if we receive our license.

Legal Proceedings

CEN is not a party to any known litigation other than its legal filing involving its license process with Health Canada.

MANAGEMENT

Executive Officers Following the Separation

Following the spinoff, no one will be an officer or director of both Creative and CEN. Our management consists of:

Name	Age	Title
Bill Chaaban	42	Chairman, President, Chief Executive Officer, Chief Financial Officer

Bill Chaaban, 42, will be the only Director and Officer and will be spending 100% of his time to CEN. Since 1998 Mr. Chaaban has owned and operated a variety of nutrition companies including CGIA, Inc., Edge Nutrition, Inc., Fitness One, Inc., Supplement Group, Inc., F1 Fulfillment, Inc., Chaaban Law Firm and Flash Fitness, Inc. and R.X.N.B., Inc. He has been Chief Executive Officer of Creative. A public company, since April, 2012. Mr. Chaaban holds a Bachelor of Commerce degree from the University of Alberta, a Bachelor of Laws from the University of Windsor, a JD from the University of Detroit, and a Master of Laws from Wayne State University.

Code of Business Conduct and Ethics

We adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

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honest and ethical conduct,

•

full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

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compliance with applicable laws, rules and regulations,

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the prompt reporting violation of the code, and

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accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our Registration Statement of which this information statement is a part.

Board of Directors

We currently have one director, who is not considered independent.

Directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our current director’s term of office expires on December 31, 2015. All officers are appointed annually by the board of directors and, subject to existing employment agreements and serve at the discretion of the board. Currently, a person serving as a director receives no compensation for serving in the role as a director.

If at any point we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of CEN:

1.

had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing

2.

was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3.

was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

i.

acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

engaging in any type of business practice; or

iii.

engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5.

was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

We currently have no independent directors. Concurrent with having sufficient independent members and resources, if ever, the CEN board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the size of memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by CEN for any expenses incurred in attending board meetings provided that CEN has the resources to pay these fees. CEN will apply for officers and directors liability insurance at such time when it has the resources to do so.

Summary Executive Compensation

There was no executive compensation during the years ended December 31, 2013 and 2014, with the following exception:

Mr. Chaaban received 100,000 shares of special voting stock in 2014. Each share is entitled to 500 votes. These shares were valued at $10.

PRINCIPAL SHAREHOLDERS

As of the spinoff date, we will have 7,000,000 shares of common stock outstanding and 100,000 special voting shares outstanding held by one shareholder. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of the spinoff date; of all directors and executive officers of CEN and of our directors and officers as a group (of which there is currently only one persons).

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)	Percent of Class
Special Voting	Bill Chaaban	100,000	100

Common	Bill Chaaban	142,362	2.1

Common	All Directors and Officers as a group (1 persons)	142,362	2.1

(a) The address for purposes of this table is the Company’s mailing address which is 20 North Rear Rd., Lakeshore, Ontario, Canada NOR lK0

(b) Unless otherwise indicated, CEN believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Chaaban signed a five-year contract in August 2013 under which he is entitled to an annual salary of $1,200,000 which is reviewed each February. The amounts due to Mr. Chaaban under his employment agreement have been accrued as a liability due to him but not yet paid. Mr. Chaaban waived the Company’s accrued wages owed to him in 2014 and 2013.

Mr. Chaaban received 100,000 shares of special voting stock. Each share of the special voting stock is entitled to 500 votes. These shares were valued at $10.

Mr. Chaaban also has made several loans to the Company:

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$113,348 which bears interest at 10% per annum and is unsecured. Mr. Chaaban is President of the Company. This note is due December 31, 2015.

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$600,872 which bears interest at 12% per annum. This note is due December 31, 2015 and is secured.

•

several notes aggregating $114,456 which bears interest at 12% per annum. These notes are due December 31, 2015 and are secured.

•

There is a long-term loan with a principal balance of $612,000 due to Mr. Chaaban. It bears interest at an annual rate of 12% and is repayable in installments through October 2017. If the Company defaults, Mr. Chaaban has the right to purchase the property at 135 North Rear Road for a price equal to the unpaid principal and interest of the loan.

The planning and construction of CEN’s facility was overseen by R.X.N.B., Inc. which is an entity that is 45% owned by Mr. Chaaban. Through September 30, 2014, R.X.N.B. had billed and collected $2,439,900 (of which $1,542,000 is part of the cost of building and equipment and $897,900 is included in operating expenses) for its work on the project.

THE SEPARATION AND DISTRIBUTION

 In November 2014, we announced plans to separate our planned specialty pharmaceutical business with initial specialties in medical marijuana and hemp-based industrial products located in Canada from our nutritional supplements business. The separation will occur by means of a spinoff of CEN.

On September 14, 2015 the Creative board of directors approved the distribution of all of CEN's issued and outstanding shares of common stock on the basis of one share of CEN common stock for every 700 shares of Creative common stock held as of the close of business on November 30, 2015, the record date for the distribution.

CEN and Creative will have separate officers and directors. No individual will be an officer or director of both. Creative will cooperate with CEN if any corporate or similar information is needed. Otherwise, there will be limited areas of ongoing relationship.

Reasons for the Separation

The decision to spin off CEN from Creative gives each company, Creative and CEN, the ability to concentrate their respective resources and efforts in their own individual area of specialty. The markets and technologies of each area of specialty are very different. CEN will devote its efforts and resources to advance in the specialty pharmaceutical business with an initial emphasis on the medical marijuana market in Canada. Creative will devote its efforts and resources on nutrition products largely in the United States.

When and How You Will Receive the Distribution

With the assistance of Action Stock Transfer, CEN expects to distribute CEN common stock to all holders of outstanding Creative common shares as of the close of business on November 30, 2015, the record date for the distribution. The actual distribution of shares is expected to take place within one month of the record date. Action Stock Transfer, which currently serves as the transfer agent and registrar for Creative's common shares, will serve as the settlement and distribution agent in connection with the distribution and the transfer agent and registrar for CEN common stock.

If you own Creative common shares as of the close of business on the record date for the distribution, CEN's common stock that you are entitled to receive in the distribution will be issued, as of the distribution date, to you in direct registration form or to your bank or brokerage firm on your behalf. If you are a registered holder, Action Stock Transfer will then mail you a direct registration account statement that reflects your shares of CEN common stock. If you hold your shares through a bank or brokerage firm, your bank or brokerage firm will credit your account for the shares. Direct registration form refers to a method of recording share ownership when no physical share certificates are issued to shareholders, as is the case in this distribution. If you sell Creative common shares in the "regular-way" market up to and including the distribution date, you will be selling your right to receive shares of CEN common stock in the distribution.

Commencing on or shortly after the distribution date, if you hold physical share certificates that represent your Creative common shares and you are the registered holder of the shares represented by those certificates, the distribution agent will mail to you an account statement that indicates the number of shares of CEN's common stock that have been registered in book-entry form in your name.

Most Creative shareholders hold their common shares through a bank or brokerage firm. In such cases, the bank or brokerage firm would be said to hold the shares in "street name" and ownership would be recorded on the bank or brokerage firm's books. If you hold your Creative common shares through a bank or brokerage firm, your bank or brokerage firm will credit your account for the CEN common stock that you are entitled to receive in the distribution. If you have any questions concerning the mechanics of having shares held in "street name," please contact your bank or brokerage firm.

Transferability of Shares You Receive

Shares of CEN common stock distributed to holders in connection with the distribution will be transferable without registration under the Securities Act, except for shares received by persons who may be deemed to be CEN affiliates. Persons who may be deemed to be CEN affiliates after the distribution generally include individuals or entities that control, are controlled by or are under common control with CEN, which may include certain CEN executive officers, directors or principal shareholders. Securities held by CEN affiliates will be subject to resale restrictions under the Securities Act. CEN affiliates will be permitted to sell shares of CEN common stock only pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144 under the Securities Act.

There is no current market for shares of CEN common stock. A market maker has agreed to file an application with FINRA on CEN’s behalf so as to be able to quote the shares of CEN’s common stock on the OTCQB maintained by FINRA. There can be no assurance that the market maker’s application will be accepted by FINRA nor can CEN estimate as to the time period that the application will require or that any buying of our shares will ever take place.

Number of Shares of CEN Common Stock You Will Receive

For every 700 shares of Creative common stock that you own at the close of business on November 30, 2015, the record date for the distribution, you will receive one share of CEN common stock on the distribution date.

Creative will not distribute any fractional shares of CEN common stock to its shareholders.

Results of the Distribution

After its separation from Creative, CEN will be an independent, publicly-traded company.

CEN has entered into a separation agreement and other related agreements with Creative to effect the separation and provide a framework for CEN's relationship with Creative after the separation. These agreements provide for CEN to receive only the assets and liabilitites specifically associated with the planned specialty pharmaceutical business.

Market for CEN Common Stock

There is currently no public trading market for CEN's common stock. A market maker has agreed to apply to FINRA for a trading symbol for CEN’s common stock. If a symbol is received, the shares will be tradable on the OTCQB. Thereafter CEN intends to apply for a listing on the NYSE MKT. We cannot predict the likelihood or timing of receiving a symbol and listing for the shares. The stock on CEN has not and will not set the initial price of its common stock. The initial price will be established by the public markets if a trading symbol is obtained.

CEN cannot predict the price at which its common stock will trade after the distribution if a trading symbol is obtained. The price at which CEN common stock trades may fluctuate significantly, particularly until an orderly public market develops, if ever. Trading prices for CEN common stock will be determined in the public markets and may be influenced by many factors. See Risk Factors.

Trading Between the Record Date and Distribution Date

Beginning on or shortly before the record date for the distribution and continuing up to the distribution date, Creative expects that there may be two markets in Creative common shares: a "regular-way" market and an "ex-distribution" market. Creative common shares that trade on the "regular-way" market will trade with an entitlement to CEN common shares distributed pursuant to the separation. Creative common shares that trade on the "ex-distribution" market will trade without an entitlement to CEN common stock distributed pursuant to the distribution. Therefore, if you sell Creative common shares in the "regular-way" market up to and including through the distribution date, you will be selling your right to receive CEN common stock in the distribution. If you own Creative common shares at the close of business on the record date and sell those shares on the "ex-distribution" market up to and including through the distribution date, you will receive the shares of CEN common stock that you are entitled to receive pursuant to your ownership as of the record date of the Creative common shares.

Furthermore, beginning on or shortly before the record date for the distribution and continuing up to the distribution date, CEN expects that there will be a "when-issued" market in its common stock. "When-issued" trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. The "when-issued" trading market will be a market for CEN common stock that will be distributed to holders of Creative common shares on the distribution date. If you owned Creative common shares at the close of business on the record date for the distribution, you would be entitled to CEN common stock distributed pursuant to the distribution. You may trade this entitlement to shares of CEN common stock, without the Creative common shares you own, on the "when-issued" market. On the first trading day following the distribution date, "when-issued" trading with respect to CEN common stock will end, and "regular-way" trading will begin.

Conditions to the Distribution

CEN has announced that the physical distribution of shares will take place within one month of November 30, 2015, provided that the following conditions will have been satisfied (or waived by Creative in its sole discretion):

•

the transfer of assets and liabilities to CEN in accordance with the separation agreement will have been completed, other than assets and liabilities intended to transfer after the distribution;

•

the SEC will have declared effective the registration statement of which this information statement forms a part, no stop order suspending the effectiveness of the registration statement will be in effect, no proceedings for such purpose will be pending before or threatened by the SEC and this information statement will have been mailed to Creative shareholders;

•

the transaction agreements relating to the separation will have been duly executed and delivered by the parties;

•

no order, injunction or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the separation, the distribution or any of the related transactions will be in effect;

•

no event or development will have occurred or exist that, in the judgment of Creative's board of directors, in its sole discretion, makes it inadvisable to effect the separation, the distribution or the other related transactions.

Material U.S. Federal Income Tax Consequences

The following is a summary of material U.S. federal income tax consequences of the spinoff of CEN and its assets by Creative of assets and the distribution by Creative of all of CEN's outstanding common stock to Creative's shareholders. This summary is based on the Code, U.S. Treasury regulations promulgated thereunder and on judicial and administrative interpretations of the Code and the U.S. Treasury regulations, all as in effect on the date of this information statement, and is subject to changes in these or other governing authorities, any of which may have a retroactive effect. This summary assumes that the separation and the distribution will be consummated in accordance with the separation agreement and as described in this information statement.

This summary does not purport to be a complete description of all U.S. federal income tax consequences of the separation and the distribution nor does it address the effects of any state, local or foreign tax laws or U.S. federal tax laws other than those relating to income taxes on the separation and the distribution. The tax treatment of a Creative shareholder may vary depending upon that shareholder's particular situation, and certain shareholders (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, partners in partnerships or other pass-through entities that hold common shares in Creative, traders in securities who elect to apply a mark-to-market method of accounting, shareholders who hold their Creative common shares as part of a "hedge," "straddle," "conversion," "synthetic security," "integrated investment" or "constructive sale transaction," individuals who received Creative common shares upon the exercise of employee stock options or otherwise as compensation, and shareholders who are liable for alternative minimum tax) may be subject to special rules not discussed below. In addition, this summary only addresses the U.S. federal income tax consequences to a Creative shareholder who, for U.S. federal income tax purposes, is a U.S. person (other than any entity or arrangement treated as a partnership) and not to a Creative shareholder who is a non-resident alien individual, a foreign corporation, a foreign partnership, or a foreign trust or estate. Finally, this summary does not address the U.S. federal income tax consequences to those Creative shareholders who do not hold their Creative common shares as capital assets within the meaning of Section 1221 of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Creative common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of Creative common stock should consult their tax advisors.

Each shareholder is urged to consult the shareholder's tax advisor as to the specific tax consequences of the distribution to that shareholder, including the effect of any U.S. federal, state or local or foreign tax laws and of changes in applicable tax laws.

Accordingly, based upon and subject to the foregoing, the material U.S. federal income tax consequences to Creative, CEN and Creative shareholders of the separation and distribution are as follows:

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subject to the discussion below regarding Section 355(e) of the Code, neither CEN nor Creative will recognize any gain or loss for U.S. federal income tax purposes upon the separation and the distribution of CEN common stock and no amount will be includable in the income of Creative or CEN as a result of the separation and the distribution, other than taxable income or gain possibly arising out of internal reorganizations and restructurings undertaken in connection with the separation and distribution (including with respect to any portion of the cash distribution from CEN to Creative that is not used for qualifying purposes) and with respect to any items required to be taken into account under U.S. Treasury regulations relating to consolidated federal income tax returns;

•

a Creative shareholder will not recognize any gain or loss for U.S. federal income tax purposes and no amount will be includable in income for U.S. federal income tax purposes as a result of the receipt of CEN common stock pursuant to the distribution, except with respect to any cash received in lieu of fractional shares of CEN common stock;

•

a Creative shareholder's aggregate tax basis in such shareholder's Creative common shares following the distribution and in CEN common stock received in the distribution (including any fractional share interest in CEN common stock for which cash is received) will equal such shareholder's tax basis in its Creative common shares immediately before the distribution, allocated between the Creative common shares and CEN common stock (including any fractional share interest in CEN common stock for which cash is received) in proportion to their fair market values on the distribution date;

•

a Creative shareholder's holding period for CEN common stock received in the distribution (including any fractional share interest in CEN common stock for which cash is received) will include the holding period for that shareholder's Creative common shares;

•

a Creative shareholder who receives cash in lieu of a fractional share of CEN common stock in the distribution will be treated as having sold such fractional share for cash, and will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the Creative shareholder's adjusted tax basis in the fractional share. That gain or loss will be long-term capital gain or loss if the shareholder's holding period for its Creative common shares exceeds one year at the time of the distribution.

U.S. Treasury regulations provide that if a Creative shareholder holds different blocks of Creative common shares (generally Creative common shares purchased or acquired on different dates or at different prices), the aggregate basis for each block of Creative common shares purchased or acquired on the same date and at the same price will be allocated, to the greatest extent possible, between the shares of CEN common stock received in the distribution in respect of such block of Creative common shares and such block of Creative common shares, in proportion to their respective fair market values on the distribution date. The holding period of the shares of CEN common stock received in the distribution in respect of such block of Creative common shares will include the holding period of such block of Creative common shares. If a Creative shareholder is not able to identify which particular shares of CEN common stock are received in the distribution with respect to a particular block of Creative common shares, for purposes of applying the rules described above, the shareholder may designate which shares of CEN common stock are received in the distribution in respect of a particular block of Creative common shares, provided that such designation is consistent with the terms of the distribution. Creative shareholders are urged to consult their own tax advisors regarding the application of these rules to their particular circumstances.

U.S. Treasury regulations also require certain Creative shareholders who receive CEN common stock in the distribution to attach to the shareholder's U.S. Federal income tax return for the year in which the stock is received a detailed statement setting forth certain information relating to the tax-free nature of the distribution.

The IRS could assert that the separation and the distribution do not qualify for tax-free treatment for U.S. Federal income tax purposes. If the IRS were successful in taking this position, Creative shareholders and Creative would be subject to significant U.S. federal income tax liability. In general, Creative would recognize gain in an amount equal to the excess, if any, of the fair market value of CEN's common stock distributed to Creative shareholders on the distribution date over Creative's tax basis in such shares. In addition, each Creative shareholder that receives shares of CEN's common stock in the separation could be treated as receiving a taxable distribution from Creative in an amount equal to the fair market value of CEN's common stock that was distributed to the shareholder, which generally would be taxed as a dividend to the extent of the shareholder's pro rata share of Creative's current and accumulated earnings and profits, including Creative's taxable gain, if any, on the distribution, then treated as a non-taxable return of capital to the extent of the shareholder's basis in the Creative stock and thereafter treated as capital gain from the sale or exchange of Creative stock. Also, if the IRS were successful in taking this position, CEN might be required to indemnify Creative under the circumstances set forth in the tax matters agreement, and such indemnification obligation could materially adversely affect CEN's financial position.

Even if the distribution otherwise qualifies as tax-free for U.S. federal income tax purposes under Section 355 of the Code, it could be taxable to Creative (but not Creative's shareholders) under Section 355(e) of the Code if the distribution were later deemed to be part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, stock representing a 50 percent or greater interest by vote or value, in Creative or CEN. For this purpose, any acquisitions of Creative common shares or CEN common stock within the period beginning two years before the distribution and ending two years after the distribution are presumed to be part of such a plan, although Creative or CEN may be able to rebut that presumption.

Payments of cash to holders of Creative common shares in lieu of fractional shares may be subject to information reporting and backup withholding at a rate of 28 percent, unless a shareholder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the requirements of the backup withholding rules. Backup withholding does not constitute an additional tax. Amounts withheld as backup withholding may be refunded or credited against a shareholder's U.S. federal income tax liability, provided, that the required information is timely supplied to the IRS.

The foregoing is a summary of material U.S. federal income tax consequences of the separation and the distribution under current law and particular circumstances. The foregoing does not purport to address all U.S. federal income tax consequences or tax consequences that may arise under the tax laws of other jurisdictions or that may apply to particular categories of shareholders. Each Creative shareholder should consult its own tax advisor as to the particular tax consequences of the distribution to such shareholder, including the application of U.S. federal, state or local and foreign tax laws, and the effect of possible changes in tax laws that may affect the tax consequences described above.

DESCRIPTION OF CAPITAL STOCK

This section includes a description of the material terms of our governing documents as of the date of this information statement. The following description is intended as a summary only and is qualified in its entirety by reference to the complete text of our governing documents, which will be incorporated by reference or attached as exhibits to the registration statement of which this information statement is a part. We urge you to read the full text of those exhibits.

CEN was incorporated on August 4, 2013 in Ontario, Canada.

The rights provided to shareholders under corporate statute in Canada can be broadly divided into three categories: Voting rights, rights with respect to meetings, and rights pertaining to access to information.

Voting Rights

The right to vote is the most fundamental right accorded to shareholders under Canadian corporate law statutes. Through voting, shareholders can control the makeup of the board of directors, which is by statute responsible for the management of the corporation, and participate in major business decisions affecting the company. Further, the articles of incorporation and by-laws may impose limits on corporate and intra-shareholder activities.

Meetings

Resulting from the right to vote is the right of the shareholder to attend at meetings. Corporate statutes provide for the calling of an annual meeting of shareholders not later than fifteen months following the last held annual meeting, as well as special meetings at any time.

The annual meeting typically involves the election of directors, the appointment of the auditor and the presentation of the company financials, although other business may also be transacted.

Business requiring shareholder approval can be transacted between annual meetings by the calling of a special meeting of shareholders. The statutes also provide for shareholders who hold not less than 5% of the voting shares of a corporation to request the directors to call a meeting for any purpose stated in the requisition.

Access to Information

Key to a shareholder's ability to exercise the right to vote is access to information about the business and affairs of the company. The OBCA, as with other corporate statutes, provides that a corporation shall prepare and maintain in a designated place certain types of records. These include:

- the articles and by-laws of the corporation and all amendments thereto;

- copies of any unanimous shareholders agreements known to the directors;

- minutes of meetings and resolutions of shareholders;

- a register of directors setting out specified information; and

- a securities register setting out certain specified information

In addition, the corporation is to prepare adequate accounting records and a record of directors' meetings and meetings of any committee thereof. Shareholders and creditors and their agents and legal representatives are to be provided access to the books and records maintained by the corporation during the usual business hours of the corporation and are permitted to take extracts of the records where appropriate.

Shareholders are also entitled to be provided with notice of meetings and related information. Such notices and materials, including proxy forms and circulars, must describe the nature of the business to be conducted at the meeting "in sufficient detail to permit the shareholder to form a reasoned judgment thereon."

Rights and Restrictions Attached to Common Shares

CEN is authorized to issue an unlimited number of common shares of which there are 6,900,000 issued and outstanding as of the spinoff date. Holders of CEN’s common shares are entitled to receive notice of any meetings of shareholders, to attend and to cast one vote per common share at all such meetings. Holders of CEN’s common shares do not have cumulative voting rights with respect to the election of directors. Holders of CEN’s common shares are entitled to receive on a pro–rata basis such dividends, if any, as and when declared by the Board at its discretion from funds legally available therefore and upon the liquidation, dissolution or winding up of CEN are entitled to receive on a pro–rata basis the net assets of CEN after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro–rata basis with the holders of common shares with respect to dividends or liquidation. CEN’s common shares do not carry any pre–emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. As all of the authorized and issued common shares of the Company are of one class, there are no special rights or restrictions of any nature or kind attached to any of the common shares.

Special Voting Shares

CEN is authorized to issue an unlimited number of special voting shares of which there are 100,000 issued and outstanding as of the spinoff date. Special voting shares have the same rights as common shares except that each special voting share is entitled to 500 votes in all shareholder votes.

Exchange Controls

The Company is not aware of any Canadian federal or provincial laws, decrees or regulations that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of interest, dividends or other payments to non–Canadian holders of the common shares. There are no limitations on the right of non–Canadian owners to hold or vote the common shares imposed by Canadian federal or provincial law or by the charter or other constituent documents of the Company.

Annual General Meetings

Annual general meetings are called and scheduled upon decision by the board of directors. The directors may also convene a general meeting of shareholders at any time. The holders of not less than 5% of the issued shares of the Company may requisition the directors to call a general meeting of the shareholders for the purposes stated in the requisition. All meetings of the shareholders may be attended by registered shareholders or persons who hold powers of attorney or proxies given to them by registered shareholders.

Foreign Ownership Limitations

There are no limitations prohibiting non–residents or foreigners from holding or exercising rights on the common shares of the Company.

Change of Control

There are no provisions in the Company’s Articles or Bylaws that would have the effect of delaying, deferring or preventing a change in the control of the Company, or that would operate with respect to any proposed merger, acquisition or corporate restructuring of the Company.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Corporation, 2469 E. Ft. Union Blvd., Suite 214, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

WHERE YOU CAN FIND MORE INFORMATION

CEN has filed a registration statement on Form 10 with the SEC with respect to the shares of CEN common stock being distributed as contemplated by this information statement. This information statement is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to CEN and its common stock, please refer to the registration statement, including its exhibits and schedules. Statements made in this information statement relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, at the SEC's public reference room, located at 100 F Street, NE, Washington, D.C. 20549, by calling the SEC at 1-800-SEC-0330, as well as on the Internet website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this information statement is not incorporated by reference in this information statement.

As a result of the distribution, CEN will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, will file periodic reports, proxy statements and other information with the SEC.

CEN intends to furnish holders of its common stock with annual reports containing consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP") and audited and reported on, with an opinion expressed, by an independent registered public accounting firm.

You should rely only on the information contained in this information statement or to which this information statement has referred you. CEN has not authorized any person to provide you with different information or to make any representation not contained in this information statement.

INDEX TO FINANCIAL STATEMENTS

Contents

Page(s)

Report of Independent Registered Public Accounting Firm

37

Balance Sheets at December 31, 2014 and 2013

38

Statements of Operations for the Periods Ended December 31, 2014 and 2013

39

Statement of Shareholders’ Deficit for the Periods Ended December 31, 2014 and 2013

40

Statements of Cash Flows for the Periods Ended December 31, 2014 and 2013

41

Notes to the Financial Statements

42

Report of Independent Registered Public Accounting Firm

To the Board of Directors

CEN Biotech, Inc.

Lakeshore, Ontario, Canada

We have audited the accompanying balance sheets of CEN Biotech, Inc. as of December 31, 2014 and 2013, and the related statements of operations, shareholders' equity, and cash flows for the period from August 4, 2013 (inception) to December 31, 2013 and for the year ended December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the period from August 4, 2013 (inception) to December 31, 2013 and for the year ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Thayer O’Neal Company PLLC

/s/ Thayer O’Neal Company PLLC.

Houston, Texas

September 16, 2015

CEN BIOTECH, INC.

BALANCE SHEETS

DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS

CURRENT ASSETS:
Cash	$44,433	$-
Due from Creative Edge Nutrition, Inc.	167,456	-
Total	211,889	-

FIXED ASSETS:
Land	1,064,651	-
Construction-in-progress	1,096.816	-
Leasehold improvements in progress	6,082,971	-
Total	8,244,438	-
Total	$8,456,327	$-

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Loans payable – related parties	$1,309,220	$-
Loans payable	9,600,000	-
Accrued expenses	336,217	237,724
Total	11,245,437	237,724

LONG-TERM DEBT:
Loans payable – related party	612,000	-
Total	11,857,437	237,724

SHAREHOLDERS’ DEFICIT:
Special Voting Shares; unlimited number of shares authorized; 100,000 outstanding	10	-
Common shares; unlimited number of shares authorized; 7,000,000 outstanding in 2014 and 75 outstanding in 2013	82	75
Accumulated deficit	(3,401,202)	(237,799)
Total shareholders’ deficit	(3,401,110)	(237,724)

Total	$8,456,327	$-

See accompanying notes to the financial statements

CEN BIOTECH, INC.

STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM AUGUST 4, 2013 (INCEPTION)

TO DECEMBER 31, 2013 AND THE YEAR ENDED DECEMBER 31, 2014

	2014	2013

Revenue	$-	$-

Operating Expenses:
Salary and consulting fees	1,376,866	75
General and administrative	1,636,364	237,724

Total operating expenses	3,013,230	237,799
Loss from operations	(3,013,230)	(237,799)

Other Income and Expense - Interest
Interest expense	134,842	-
Loss on foreign exchange	15,331	-

Net Loss	$(3,163,403)	$(237,799)

Net Loss Per Share: Basic And Diluted	$(12.68)	$(3,170.65)

Weighted Average Number of Shares Outstanding: Basic And Diluted	249,387	75

See accompanying notes to the financial statements

CEN BIOTECH, INC.

STATEMENT OF SHAREHOLDERS’ DEFICIT

FOR THE PERIOD FROM AUGUST 4, 2013 (INCEPTION)

TO DECEMBER 31, 2013 AND THE YEAR ENDED DECEMBER 31, 2014

	Special Voting Shares	Special Voting Shares Amount	Common Shares	Common Shares Amount	Accumulated Deficit	Total
Balance, inception - August 4, 2013	-	$ -	-	$ -	$ -	$ -
Issuance of common stock			75	75		75
Net loss	-	-	-	-	(237,799)	(237,799)
Balance, December 31, 2013	-	-	75	75	(237,799)	(237,724)
Issuance of preferred stock	100,000	10	-	-	-	10
Issuance of common stock	-	-	6,999,925	7	-	7
Net loss	-	-	-	-	(3,163,403)	(3,163,403)

Balance, December 31, 2014	100,000	$ 10	7,000,000	$ 82	$ (3,401,202)	$ (3,401,110)

See accompanying notes to the financial statements

CEN BIOTECH, INC.

STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 4, 2013 (INCEPTION)

TO DECEMBER 31, 2013 AND THE YEAR ENDED DECEMBER 31, 2014

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,148,072)	$(237,799)
Adjustments to reconcile net loss to net cash used in operating activities:
Issued note payable for services	612,000	-
Issued notes payable to settle operating expenses	38,348	-
Change in accrued expenses	98,493	237,724
Cash used in operating activities	(2,582,018)	(75)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property	(1,064,651)	-
Leasehold improvements in progress	(6,082,971)	-
Construction-in-progress	(1,096,816)	-
Increase in note receivable related party	(167,456)	-
Cash used in investing activities	(8,244,438)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares	17	75
Proceeds from loans	10,870,872	-
Cash provided by financing activities	10,870,889	75

NET CHANGE IN CASH AND CASH EQUIVALENTS	44,433	-
Cash, beginning of period	-	-
Cash, end of period	$44,433	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH ACTIVITY:
Interest paid	$-	$-
Income taxes paid	$-	$-

NONCASH FINANCING ACTIVITIES
Notes issued for capitalized construction-in-progress	$75,000	$-
Note issued for services	$612,000	$-
Note issued to settle accounts payable	$38,348	$-

See accompanying notes to the financial statements

CEN BIOTECH, INC.

Notes to the Financial Statements

December 31, 2014 and 2013

NOTE 1 – ORGANIZATION

CEN Biotech, Inc. (“CEN” or the “Company”) was incorporated in Canada on August 4, 2013 as a subsidiary of Creative Edge Nutrition, Inc. (“Creative”), a public company incorporated in Nevada. Creative will distribute all of the shares of CEN common stock on a pro rata basis to the Creative shareholders at which time CEN will be an independent public company. CEN is an early stage Canadian biopharmaceutical company founded to integrate agronomical and pharmaceutical principles for the purposes of growing, selling, processing and delivering pharmaceutical-grade medical marijuana in its pure and extracted form to patients in accordance with Health Canada’s newly-formed Marihuana for Medical Purposes Regulations (MMPR).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting using accounting principles generally accepted in the United States. The Company has elected a calendar year end.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Property and Equipment

CEN Biotech capitalizes expenditures for real property improvements including improvements to leased property and reviews long-lived assets to assess recoverability using undiscounted cash flows. When certain events or changes in operating or economic conditions occur, an impairment assessment may be performed on the recoverability of the carrying value of these assets. If the asset is determined to be impaired, the loss is measured based on the difference between the asset's fair value and its carrying value. If quoted market prices are not available, Cen Biotech estimates fair value using a discounted value of estimated future cash flows.

Foreign Currency Transactions and Balances

Foreign currency transactions in Canadian dollars are recorded in the Company’s financial records in US Dollars at the exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are subsequently remeasured at the balance sheet date exchange rate into the functional currency. All gains and losses resulting from the settlement of foreign currency transactions and from the remeasurement of monetary assets and liabilities denominated in foreign currencies are included in the income statement.

Loss per Share

Net loss per common share is computed pursuant to ASC 260-10-45. Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding assuming that the Company incorporated as of the beginning of the first period presented. There were no dilutive shares outstanding as of December 31, 2014 or 2013.

Income Taxes

Income taxes will be provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for income tax for the periods ended December 31, 2014 and 2013.

Research and Development Expenditures

Cen Biotech expenses all research and development expenses.

 Subsequent Events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company evaluates subsequent events from the date of the balance sheet through the date when the financial statements are issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them with the SEC on the EDGAR system.

Recently Issued Accounting Pronouncements

In April 2015, the FASB issued ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30) - Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 amends previous guidance to require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The standard is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The Company did not have debt issuance costs during 2014 or 2013 and plans to adopt ASU No.2015-03 regarding the presentation of debt issuance cost from fiscal year 2016.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had an accumulated deficit of $3,401,202 at December 31, 2014, and had no committed source of debt or equity financing.

While the Company is attempting to obtain a license from Health Canada and generate revenues, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management believes that the actions presently being taken to obtain the license from Health Canada has a realistic chance of succeeding. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – PROPERTY AND CONSTRUCTION IN PROGRESS

The Company’s fixed assets consist of the following: a property at 135 North Rear Road, and leasehold improvements at 20 North Rear Road. The company paid $1,064,651 in order to buy 135 North Rear Road, which is intended to serve as an office and an experimental growing space for the Company. This amount was capitalized as an asset in the balance sheet called “land.” All of these assets were acquired during 2014.

The Company leases 20 North Rear Road from a cousin of Mr. Chaaban, the Company’s President (see note 8). Over the course of 2014, the Company constructed improvements to this property, including structures and equipment for growing marijuana, security fencing required for licensing as a marijuana producer, and other infrastructure. According to the terms of the lease, the owner of the property will retain possession of any immovable improvements upon the termination of the lease, but the Company believes it can realize the value of these assets once it begins operations. The Company also believes renewal of the lease is likely, but this cannot be guaranteed (see Note 8 for more on the lease).

The assets will be classified on the balance sheet as “construction in progress” and “leasehold improvements in progress” until the Company obtains a license to produce pharmaceutical-grade medical marijuana and is able to begin operations. Until that time, the Company cannot make the final additions that will be necessary for the sites to function as growing spaces. Although there are currently grow rooms outfitted and ready to grow. The amount listed represents the capitalized costs the Company incurred in constructing the improvements, some of which were paid to related parties (see Note 7). This amount includes the cost of materials and labor, including some consulting services. At December 31, 2014, construction in progress at 135 North Rear Road amounted to $1,096,816, while leasehold improvements in progress at 20 North Rear Road totaled $6,082,971.

NOTE 5 – NOTES PAYABLE

There are four short-term loans outstanding, all of which were created during 2014:

•

Global Holdings International, LLC - $9,600,000 which bears interest at 12% per annum. This note matured June 30, 2015 and is due on demand. Unpaid interest as of December 31, 2014 is $56,811. As per the terms of the note, a 15% annual interest will be charged once the note is in default. This loan is secured by the Company’s equipment.

•

Jeff Thomas - $595,000 which bears interest at 10% per annum. Mr. Thomas is a former director of Creative Edge. This loan is unsecured.

•

Bill Chaaban (President of the Company) - $113,348 which bears interest at 10% per annum and is unsecured. Mr. Chaaban is President of the Company. This note is due December 31, 2015.

•

Bill Chaaban (President of the Company) - $600,872 which bears interest at 12% per annum. This note is due December 31, 2015 and is secured.

There is a long-term loan with a principal balance of $612,000 due to Mr. Chaaban. It bears interest at an annual rate of 12% and is repayable in installments through October 2017. If the Company defaults, Mr. Chaaban has the right to purchase the property at 135 North Rear Road for a price equal to the unpaid principal and interest of the loan.

NOTE 6 – INCOME TAXES

As of December 31, 2014, the Company has net operating loss carry forwards of approximately $2,626,956 that may be available to reduce future years’ taxable income. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7 – SHARE CAPITAL

The Company is authorized to issue an unlimited number of common shares and an unlimited number of special voting shares.

On August 4, 2013, the company issued 75 shares of common stock to a shareholder for $75 cash. On December 18, 2013, the company issued 6,999,925 shares of common stock to the same shareholder for $7 cash. As a result, there were 7,000,000 shares of common stock which are considered outstanding from inception. In addition, in December 2014 the Company’s President received 100,000 shares of preferred stock. Each share of the preferred stock is entitled to 500 votes. These preferred shares were valued at $10 cash.

NOTE 8 – RELATED PARTY TRANSACTIONS

The planning and construction of CEN’s facility was overseen by R.X.N.B., Inc. which is 45% owned by the Company’s President. Through December 31, 2014, R.X.N.B. had billed and collected $2,439,900 (of which $1,542,000 is capitalized as construction in progress and $897,900 is included in operating expenses) for its work on the project.

The Company has received loans from several related parties, as described above in Note 5.

The Company leases the site at 20 North Rear Road from Jim Shaban, a cousin of the Company’s President. See Note 9 for more information on this lease.

During 2014 and 2013, the Company had expenses of $172,056 and $0 that were classified as consulting fees for Creative Edge, the Company’s parent. The bulk of this amount in 2014 was a receivable from Creative Edge that was written off.

Occasionally, Creative Edge and CEN Biotech pay individually for costs incurred by both companies or by the other company. At December 31, 2014, the Company was owed $167,456 by Creative Edge as reimbursement for these costs.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company’s President signed a five-year contract in August 2013 under which he is entitled to an annual salary of $1,200,000 which is reviewed each February. The amount due under this contract for services is included in “accrued expense”. Mr. Chaaban waived the Company’s accrued wages owed to him in 2014 and 2013.

The Company has entered into a sublease with Creative for a 10.4 acre site of land in Canada (see Note 4). The sublease extends through March 31, 2018 and requires annual rent payments of CAD $339,000, including tax. There are two buildings on the site – one of 27,000 square feet and one of 53,000 square feet. There is also a 4,000 square foot vault for security purposes. The lessor is a cousin of Mr. Chaaban. At December 31, 2014 and 2013, the balance sheets included accrued rent of (in USD) $99,975 and $237,724, respectively. Future minimum lease payments under this operating lease (including tax) are as follows:

Fiscal Year Ending December 31,	Amount (CAD)
2015	$339,000
2016	339,000
2017	339,000
2018	84,750
Total	$1,101,750

NOTE 9 – GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses consist of:

Description	2014	2013
Travel	$141,363	$-
Professional fees	173,783	-
Rent	291,540	237,724
Research and development (see Note 10)	643,500	-
Other	386,178	-

Total	$1,636,364	$237,724

NOTE 10 - HEMP TECHNOLOGY

In 2014, the Company acquired Hemp Technology, based in New Zealand, for $643,500. The purpose of the acquisition was to obtain and use its knowledge and not for any ongoing business operations. The purchase price was expensed as research and development costs and categorized as an operating expense. During 2014, expenses of $501,869 relating to the individuals associated with Hemp Technology are included in “wages and consulting fees”.

NOTE 11 - SUBSEQUENT EVENTS

On March 11, 2015, the Company’s application for a license to produce marijuana for medical purposes was formally rejected by Health Canada. The Company filed an application for judicial review in Canadian federal court on April 10, 2015 in order to force a reversal of this decision. The outcome of this legal proceeding cannot be predicted. The file is currently making its way through the legal process in Federal Court in Canada.

CEN BIOTECH, INC.

BALANCE SHEETS

JUNE 30, 2015 AND DECEMBER 31, 2014

(Unaudited)

	June 30, 2015	December 31, 2014
ASSETS

CURRENT ASSETS:
Cash	$2,354	$44,433
Due from Creative Edge Nutrition, Inc.	167,456	167,456
Total	169,810	211,889

FIXED ASSETS:
Land	1,064,651	1,064,651
Construction-in-progress	1,096,816	1,096,816
Leasehold improvements in progress	6,130,644	6,082,971
Total	8,292,111	8,244,438
Total	$8,461,921	$8,456,327

LIABILITIES AND STOCKHOLDER DEFICIT

CURRENT LIABILITIES:
Loans payable – related parties	$1,423,676	$1,309,220
Loans payable	9,764,459	9,600,000
Accrued interest and other expenses	1,136,104	336,217
Accounts payable	15,449	-
Total	12,339,688	11,245,437

LONG-TERM DEBT:
Loans payable – related party	612,000	612,000
Total	12,951,688	11,857,437

STOCKHOLDER DEFICIT:

Preferred stock; unlimited number of shares authorized; 100,000 outstanding	10	10
Common stock; unlimited number of shares authorized; 7,00,000 outstanding	82	82
Accumulated deficit	(4,489,859)	(3,401,202)
Total	(4,489,767)	(3,401,110)

Total	$8,461,921	$8,456,327

See accompanying notes to the financial statements.

CEN BIOTECH, INC.

STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 and 2014

(Unaudited)

	2015	2014

Revenue	$-	$-

Costs and Expenses:
Salary and consulting fees	103,369	1,017,763
General and administrative	295,398	842,802

Total expenses	398,767	1,860,565
Operating Loss	(398,767)	(1,860,565)

Other Expenses – Interest	(691,570)	-
Gain (loss) on foreign exchange	1,680	-
Net Loss	$(1,088,657)	$(1,860,565)

Net Loss Per Share: Basic And Diluted	$(0.16)	$(24,807.53)

Weighted Average Number of Shares Outstanding: Basic And Diluted	7,000,000	75

See accompanying notes to the financial statements.

CEN BIOTECH, INC.

STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 and 2014

(Unaudited)

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(1,088,657)	$(1,860,565)

Adjustments to reconcile net loss to net cash used in operating activities:
Change in net operating assets:
Due from Creative Edge Nutrition, Inc.	-	337,461
Accounts payable	15,449	-
Accrued interest and other expenses	799,887	(264,247)
Cash Flows Used In Operating Activities	(273,321)	(1,787,351)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares	-	-
Proceeds from loans	278,915	9,600,000
Total	278,915	9,600,000

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property	-	(1,064,651)
Construction-in-progress	-	(625,827)
Leasehold improvements in progress	(47,673)	(5,730,748)
Total	(47,673)	(7,421,226)

NET CHANGE IN CASH	(42,079)	391,423

Cash, beginning of period	44,433	-
Cash, end of period	$2,354	$391,423

See accompanying notes to the financial statements.

CEN BIOTECH, INC.

Notes to the Financial Statements

June 30, 2015

(Unaudited)

NOTE 1--BASIS OF PRESENTATION

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2014 and notes thereto.

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting using accounting principles generally accepted in the United States. The Company has elected a calendar year end.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Loss per Share

Net loss per common share is computed pursuant to ASC 260-10-45. Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding assuming that the Company incorporated as of the beginning of the first period presented. There were no dilutive shares outstanding as of December 31, 2014 or 2013.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had an accumulated deficit of $4,489,859 at June 30, 2015, and had no committed source of debt or equity financing.

While the Company is attempting to obtain a license from Health Canada and generate revenues, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management believes that the actions presently being taken to obtain the license from Health Canada has a realistic chance of succeeding. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – CONTINGENCIES AND UNCERTAINTIES

On March 11, 2015, the Company’s application for a license to produce marijuana for medical purposes was formally rejected by Health Canada. The Company filed an application for judicial review in Canadian federal court on April 10, 2015 in order to force a reversal of this decision. The outcome of this legal proceeding cannot be predicted. The file is currently making its way through the legal process in Federal Court in Canada.

NOTE 4 – NOTES PAYABLE

The short-term loans outstanding consist of:

•

Global Holdings International, LLC - $9,675,000 which bears interest at 12% per annum. This note matured June 30, 2015 and is due on demand. This loan is secured by the Company’s equipment.

•

Jeff Thomas - $595,000 which bears interest at 10% per annum. Mr. Thomas is a former director of Creative Edge. This loan is unsecured.

•

Joe Byrne - $89,459 which bears interest at 12% per annum and is unsecured. This note is due December 31, 2015. Mr. Byrne provides legal services to the Company.

•

Bill Chaaban (President of the Company) - $113,348 which bears interest at 10% per annum and is unsecured. Mr. Chaaban is President of the Company. This note is due December 31, 2015.

•

Bill Chaaban (President of the Company) - $600,872 which bears interest at 12% per annum. This note is due December 31, 2015 and is secured.

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Bill Chaaban (President of the Company) – several notes aggregating $114,456 which bears interest at 12% per annum. These notes are due December 31, 2015 and are secured.

There is a long-term loan with a principal balance of $612,000 due to Mr. Chaaban. It bears interest at an annual rate of 12% and is repayable in installments through October 2017. If the Company defaults, Mr. Chaaban has the right to purchase the property at 135 North Rear Road for a price equal to the unpaid principal and interest of the loan.

At June 30, 2015, the Company owed $815,309 as interest on these loans. This amount is included on the balance sheet under “accrued interest and other expenses.”

NOTE 5 - SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events from July 1, 2015 through September 16, 2015, the date of issuance of the audited financial statements, and has determined it does not have any material subsequent events to disclose.